Exhibit 99.1

Specialty Chemicals Company China XD Plastics Company Limited Announces Official Signing of Agreement for Production of 300,000 Metric Tons of Plastics New Materials Production in Southwest China

HARBIN, China, March 18, 2017 /PRNewswire/ -- China XD Plastics Company Limited (NASDAQ: CXDC) ("China XD Plastics" or the "Company"), one of China's leading specialty chemical players engaged in the development, manufacture and sale of modified plastics primarily for automotive applications, today announced the official signing of an agreement with the People's Government of Shunqing District, Nanchong City of Sichuan Province for the production of 300,000 metric tons of bio-composite materials and additive manufacturing and 20,000 metric tons of functional masterbatch, a high-end color additive process in plastics manufacturing (the "Project").

"The official signing of the agreement of the Project is another milestone for the company," said Jie Han, Chairman and CEO of China XD Plastics. "The Project will help the Company expand its product mix from traditional petroleum-based materials to bio-based composite, 3D printing and functional masterbatch materials, paving the path to non-auto applications and further diversify our company's business as a key element of our strategic plan."

In its 'Made in China 2025' and 'The Thirteenth Five-Year Plan', the Chinese government has highlighted bio-composite materials and additive manufacturing materials as key planning technology areas and clearly stated the importance of strengthening research and development in bio-based polymer materials, developing bioplastics packaging, bio-plastic auto parts and other areas, with nation-wide initiative in supply side reform to promote the field of additive manufacturing materials. In December 2016, encouraged by the strong demand and market potential for bio-composite materials, additive manufacturing and functional masterbatch, the Company's Board of Directors preliminarily approved the Company's strategic investment in these initiatives.

After initial approval by the Board of Directors and the Company's major investor on December 8, 2016, Sichuan Xinda entered into a strategic investment agreement with Shunqing Government, Nanchong City, Sichuan Province, on December 12, 2016. Due to the uncertainty of securing the necessary land use rights for the project, the Company waited until March 13, 2017 and entered into a "Land Use Right Transfer Agreement" with the government agency, formalizing its initial dialogue, and entered into a definitive agreement after approval by the Board of Director and its major shareholder. The Project will be located in a land area of 250 mu (equivalent to 41.2 acres), where 215 mu will be designated for bio-composite materials and additive manufacturing production and 35 mu will be designated for functional masterbatch production. The projected total capital expenditures for the project is approximately 2.5 billion RMB (estimated to be $357 million) with anticipated completion by the end of December 2018. The Project will add 320,000 metric tons capacity and the Company will also benefit from favorable tax policies under China's Go West Campaign by locating the Project in Southwest China.

About China XD Plastics Company Limited

China XD Plastics Company Limited, through its wholly-owned subsidiaries, develops, manufactures and sells polymer composites materials, primarily for automotive applications. The Company's products are used in the exterior and interior trim and in the functional components of 29 automobile brands manufactured in China, including without limitation, AUDI, Mercedes Benz, BMW, Toyota, Buick, Chevrolet, Mazda, Volvo, Ford, Citroen, Jinbei and VW Passat, Golf, Jetta, etc. The Company's wholly-owned research center is dedicated to the research and development of polymer composites materials and benefits from its cooperation with well-known scientists from prestigious universities in China. As of December 31, 2016, 402 of the Company's products have been certified for use by one or more of the automobile manufacturers in China. For more information, please visit the Company's English website at http://www.chinaxd.net, and the Chinese website at http://www.xdholding.com.

Safe Harbor Statement

This announcement contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact in this announcement are forward-looking statements, including but not limited to, the Company's growth potential in international markets; the effectiveness and profitability of the Company's product diversification strategy; the impact of the Company's product mix shift to more advanced products and related pricing policies; the effectiveness, profitability, and the marketability of its the ongoing mix shift to more advanced products; and the prospect of the Company's Southwest China facility, and its penetration into Southwest China. These forward-looking statements can be identified by terminology such as "will," "expect," "project," "anticipate," "forecast," "plan," "believe," "estimate" and similar statements. Forward-looking statements involve inherent risks and uncertainties and are based on current expectations, assumptions, estimates and projections about the Company and the industry. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Potential risks and uncertainties include, but are not limited to, the global economic uncertainty could further impair the automotive industry and limit demand for our products; fluctuations in automotive sales and production could have a material adverse effect on our results of operations and liquidity; our financial performance may be affected by the prospect of our Dubai facility and the associated expansion into Middle East, Europe and other parts of Asia; the withdrawal of preferential government policies and the tightening control over the Chinese automotive industry and automobile purchase restrictions imposed in certain major cities may limit market demand for our products; the slowing of Chinese automotive industry's growth; the concentration of our distributors, customers and suppliers; and other risks detailed in the Company's filings with the Securities and Exchange Commission and available on its website at http://www.sec.gov. The Company undertakes no obligation to update forward-looking statements to reflect subsequent occurring events or circumstances, or to changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward looking statements are reasonable, it cannot assure you that its expectations will turn out to be correct, and investors are cautioned that actual results may differ materially from the anticipated results.

Contacts:

China XD Plastics Mr. Taylor Zhang, CFO (New York) Phone: +1 (212) 747-1118 Email: cxdc@chinaxd.net

Investor Relations: Citigate Dewe Rogerson Ms. Vivian Chen, Managing Director US: +1 (347) 481-3711 Email: Vivian.chen@citigatedr.com

SOURCE China XD Plastics Company Limited